EXHIBIT 23





       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Board of Directors and Stockholders
Premier Bankshares Corporation

     We consent to the incorporation by reference of our report dated January 15, 1994, appearing in the annual report on Form 10-K for the year ended December 31, 1993, in the Registration Statement on Form S-8 filed by Premier Bankshares Corporation, for its Retirement Savings Plan.





/s/ PERSINGER & COMPANY, L.L.C.



January 11, 1995
Beckley, West Virginia